                                                                   EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and the related Prospectus Supplements constituting part of this Registration Statement on Form S-3 of J.P. Morgan & Co. Incorporated of our report dated January 14, 1998, which appears on page 41 of J.P. Morgan & Co. Incorporated's 1997 Annual Report on Form 10-K for the year ended December 31, 1997 (included in J.P. Morgan & Co. Incorporated's Annual Report to Stockholders). We also consent to the reference to us under the heading "Experts" in such Prospectus and Prospectus Supplements.



                                          /s/ Price Waterhouse LLP



New York, New York


June 3, 1998